UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2013

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013 the Company filed a current report on Form 8-K reporting the appointment of Amy Hood as chief financial officer. On May 14, 2013, the Compensation Committee of the Board of Directors approved Ms. Hood’s compensation.

Ms. Hood will receive an annual base salary of $570,000 and will be a participant under the Company’s Executive Officer Incentive Plan (the “Incentive Plan”). Ms. Hood has received a fiscal year 2013 stock award of $2.8 million under the Incentive Plan. This award will vest in four equal annual installments beginning August 31, 2013. She will be eligible to receive a performance-based cash award ranging from 0 to 300% of a target cash award equal to 125% of base salary earned in fiscal year 2013. Ms. Hood has also received a stock award of $3.5 million under the Microsoft Corporation 2001 Stock Plan, which will vest 40% on the first anniversary of the date of grant and 30% each of the following two anniversaries. The number of shares issued under the stock awards will be determined by dividing the dollar value of the stock award by the closing price of Microsoft common stock on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: May 20, 2013	/s/ JOHN A. SEETHOFF
John A. Seethoff
Assistant Secretary

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